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                           ENCORE CAPITAL GROUP, INC.

                                3,084,574 Shares

                                  Common Stock

                             Underwriting Agreement

                                                                January 20, 2005

Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022

Dear Sirs:

      The stockholders of Encore Capital Group, Inc. (the "Company") listed on
Schedule I hereto (the "Selling Stockholders") propose to sell to Jefferies & Company, Inc. (the "Underwriter") an aggregate of 3,084,574 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company.

      You have advised us that, subject to the terms and conditions herein contained, you desire to purchase the Shares and that you propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement referred to below becomes effective.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-115551) under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of resale of Common Stock, as amended by Amendment Nos. 1, 2 and 3 thereto, which registration statement, as amended, has been declared effective by the Commission and copies of which have heretofore been delivered to you. Such registration statement, in the form in which it was declared effective, as amended through the date hereof, including all documents incorporated or deemed to be incorporated by reference therein through the date hereof pursuant to Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents"), is hereinafter referred to as the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "Rule 462(b) Registration Statement." The Original Registration Statement, together with any Rule 462(b) Registration Statement, is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations a prospectus supplement dated January 20, 2005 relating to the Shares (the "Prospectus Supplement") and the prospectus dated December 23, 2004 (the "Base Prospectus") relating to the Registered Securities, and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including the Incorporated Documents, are hereinafter referred to as, collectively, the "Prospectus," except that if any revised prospectus or prospectus supplement shall be

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provided to the Underwriter by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

      1. Representations and Warranties of the Company.

            (a) The Company represents and warrants to, and agrees with, the Underwriter and each of the Selling Stockholders as of the date hereof (such date being referred to as the "Representation Date"), as follows:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. Each of the Original Registration Statement and any Rule 462(b) Registration Statement and the Base Prospectus, at the respective times the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and did not as of the date hereof and at any Closing Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriter for such use) and at any Closing Date, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted

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copies thereof filed with the Commission pursuant to its Electronic Data
Gathering, Analysis, and Retrieval system ("EDGAR").

                  (ii) The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, at the date hereof and at any Closing Date, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Neither the Commission nor any "blue sky" or securities authority of any jurisdiction in which the Shares have been offered has issued any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto. On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on each Closing Date, the Prospectus will, comply with the applicable requirements of the Act and the Act Regulations; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date if not filed pursuant to Rule 424(b), and on the date of any filing pursuant to Rule 424(b) and each Closing Date, the Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus delivered to the Underwriter for use in connection with the Offering will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act. Notwithstanding anything to the contrary in this Agreement, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Prospectus in accordance with information provided in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of Underwriter to the Company expressly for use in the Registration Statement or the Prospectus is (1) that information contained in the fourth paragraph under the caption "Underwriting" and (2) that information on the cover page of the Prospectus stating that the Underwriter expects to deliver the Shares to purchasers on or about January 25, 2005 (collectively, the "Underwriter's Information"). In addition, notwithstanding anything to the contrary in this Agreement, the Company makes no representations or warranties to the Selling Stockholders as to the information contained in or omitted from the Registration Statement, the Prospectus in reliance upon and in conformity with information provided in writing to the Company by or on behalf of the Selling Stockholders expressly for use therein (collectively, the "Selling Stockholder Information").

                  (iv) Each document filed with, or furnished to, the Commission by the Company since January 1, 2001, when it became effective, or was filed with, or furnished to, the Commission, as the case may be, conformed in all material respects to the requirements of the

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Act or the Exchange Act, as applicable, and the Exchange Act Rules and
Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (v) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with all requisite power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned, leased or managed) or the conduct of its business requires such qualification, except where the failure so to qualify would not, individually or in the aggregate, have an adverse effect on the condition (financial or other), business, properties, assets, rights, operations or results of operations of the Company or any of the Subsidiaries (as hereinafter defined) that is or would be, material to the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

                  (vi) The only subsidiaries of the Company that are significant subsidiaries within the meaning of Rule 405 under the Act and Rule 1-02(w) of Regulation S-X (individually, a "Subsidiary" and collectively, the "Subsidiaries") are listed in Schedule 1(a)(v) to this Agreement. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation with all requisite power (corporate or other) and authority to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned, leased or managed) or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

                  (vii) Each of the Company and each Subsidiary possesses all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and has made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") that are material to the ownership, leasing, management or operation of their respective properties and to the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement and the Prospectus, except where the failure to have obtained or made the same would not have a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits where the failure to be so licensed or approved or the Company's becoming subject to an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus, each of the Company and each Subsidiary has fulfilled and performed all its current material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except where such non-fulfillment, failure to perform, revocation, termination or impairment would not result in a Material Adverse Effect. The Company and each of the Subsidiaries are, in all material respects, in compliance with all federal, state, local and foreign laws, rules, regulations, orders and consents of any governmental agency or body or court and, to the knowledge of the Company,

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except as set forth in the Registration Statement and Prospectus, no prospective change in any such federal, state, local or foreign laws, rules, regulations, orders or consents has been adopted or is proposed which, when made effective, would have a Material Adverse Effect. The property and business of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (viii) All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable, and the Company's outstanding classes of capital stock, including, without limitation, the Common Stock, and the capitalization (authorized and outstanding) of the Company conform in all material respects to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein under the captions "Capitalization" and "Description of Capital Stock." None of the issued and outstanding shares of the Company's capital stock including, without limitation, the Common Stock, have been issued in violation of any preemptive or other rights to subscribe for or purchase shares of capital stock of the Company. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The form of certificates for the Shares complies with the corporate laws of the State of Delaware.

                  (ix) All the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and all outstanding shares of capital stock and other equity interests of such Subsidiaries are owned of record and beneficially by the Company, either directly or through one of the other Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or other claims. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.

                  (x) Each of the Company and each Subsidiary has good and marketable title to, and possesses, each property (whether real or personal), right, interest or estate constituting the properties and assets described in the Registration Statement and the Prospectus as owned by it or reflected in the Financial Statements (as defined below), free and clear of all liens, charges, security interests, pledges, encumbrances and restrictions and other claims, except such as are described in the Registration Statement and the Prospectus or such as would not have a Material Adverse Effect. Each of the Company and each Subsidiary has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it with only such exceptions as are described in the Registration Statement and the Prospectus or that in the aggregate would not have a Material Adverse Effect.

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                  (xi) No Subsidiary is currently prohibited, directly or
indirectly, from paying any dividends to the Company, from making any other distribution with respect to such Subsidiary's capital stock or other equity interests to the Company or a Subsidiary, as the case may be, from repaying to the Company or a Subsidiary any loans or advances to such Subsidiary from the Company or a Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any Subsidiary, except as described in the Registration Statement and the Prospectus.

                  (xii) The Company has all corporate power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof, including, but not limited to, the issuance and delivery of the Shares to the Underwriter as provided herein. This Agreement has been duly and validly authorized by the Company and duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company.

                  (xiii) The Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures) and other rights necessary for the conduct of its business as described in the Registration Statement and the Prospectus, and except as described in the Registration Statement and the Prospectus, none of the Company or any of the Subsidiaries has received a notice, or knows of any basis, of any infringement or other conflict with the asserted rights of others in any such respect that could reasonably be expected to have a Material Adverse Effect.

                  (xiv) The Shares to be sold by such Selling Stockholders to the Underwriter have been duly authorized and are validly issued, fully paid and non-assessable. The Shares conform in all material respects to the description of the Common Stock set forth in the Registration Statement and the Prospectus under the caption "Description of Common Stock."

                  (xv) To the Company's knowledge, BDO Seidman, LLP, whose report is included in the Registration Statement and who has certified certain of the Financial Statements, are independent certified public accountants with respect to the Company and the Subsidiaries, under the meaning of and as required by the Act and the Act Regulations. To the Company's knowledge, BDO Seidman, LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") with respect to the Company.

                  (xvi) The consolidated financial statements and related schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus (the "Financial Statements") present fairly the financial position of the Company and its Subsidiaries, on the basis stated in the Registration Statement or the Incorporated Documents, as of the respective dates thereof, and the results of operations and cash flows of the Company and its Subsidiaries, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement and the Prospectus and all

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adjustments necessary for a fair presentation of results for such periods have been made. The selected consolidated financial information included under the caption "Selected Financial Consolidated Data" in the Company's Form 10-K for the year ended December 31, 2003 present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included therein. No other financial statements, schedules or data of the Company and its Subsidiaries are required by the Act or the Act Regulations to be included or incorporated by reference in the Registration Statement or Prospectus.

                  (xvii) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xviii) The Company and each Subsidiary maintains insurance issued by insurers of nationally recognized financial responsibility and covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. None of the Company or any Subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof.

                  (xix) Except as set forth in the Registration Statement and the Prospectus, the Company and the Subsidiaries are in compliance in all material respects with all federal, state, local or foreign laws or regulations relating to pollution or protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"). Except as set forth in the Registration Statement and the Prospectus, none of the Company or any of the Subsidiaries has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas, defined or regulated under any Environmental Law on, in or under any property in violation of any applicable law, other than such that would not have a Material Adverse Effect. Except as set forth in the Registration Statement and the Prospectus, there is no pending or, to the Company's knowledge, threatened claim, action, litigation or any administrative agency proceeding involving the Company or any of the Subsidiaries or their respective properties, nor has the Company or any of the Subsidiaries received any written notice, or any oral notice to any executive officer of the Company or any other employee responsible for receipt of any such notice, from any governmental entity or third party, that (A) alleges a violation of any Environmental Laws by the Company or any of the Subsidiaries or any person or entity whose

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liability for a violation of an Environmental Law the Company or any Subsidiary
has retained or assumed either contractually or by operation of law; (B) alleges the Company or any of the Subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any state superfund law; (C) alleges possible contamination of the environment by the Company or any of the Subsidiaries; or (D) alleges possible contamination of any of the Company's or the Subsidiaries' properties.

                  (xx) Each of the Company and each Subsidiary (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws"); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary relating to Occupational Laws.

                  (xxi) There is (A) no material unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against it or any of its Subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to its knowledge, threatened against it or any of its Subsidiaries, (B) no labor dispute in which the Company or any of its Subsidiaries is involved nor is any labor dispute imminent, other than routine disciplinary and grievance matters, and (C) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place. Neither the Company nor any of its Subsidiaries has received any written notice that (i) any executive, key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any of its Subsidiaries or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or any of its Subsidiaries.

                  (xxii) Each of the Company and each Subsidiary (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to debt collection and financial organizations, including without limitation, any applicable provisions of the Fair Debt Collections Practices Act, the Truth-In-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Electronic Funds Transfer Act, the U.S. Bankruptcy Code, the Gramm-Leach-Bliley Act, and comparable state statutes, guidelines and procedures.

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                  (xxiii) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or other organizational documents. Neither the Company nor any Subsidiary is, nor with the passage of time or the giving of notice or both would be, in violation of any federal, state, local or foreign law, statute, ordinance, administrative or governmental rule, regulation or code applicable to the Company or any of the Subsidiaries, including, without limitation, the Federal Acquisitions Regulations and supplements and the Truth in Negotiations Act, or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any other evidence of indebtedness or in any agreement, contract, indenture, lease, deed of trust or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, other than (i) as described in the Registration Statement and the Prospectus, or (ii) any violation of, or default with respect to, any of the foregoing that would not have a Material Adverse Effect.

                  (xxiv) There is no legal or governmental action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency or body pending or, to the Company's knowledge, threatened, against the Company or any of the Subsidiaries, or to which any of their respective properties, officers or personnel is subject, nor does the Company have knowledge of any facts, circumstances or developments relating to its or its Subsidiaries' operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings (A) that are required to be described in the Registration Statement or the Prospectus but are not described as required, (B) except as disclosed in the Prospectus that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (C) that could prevent or adversely affect the transactions contemplated by this Agreement or (D) that could result in the suspension of the effectiveness of the Registration Statement and/or prevent or suspend the use of the Prospectus in any jurisdiction. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body, other than (x) as described in the Registration Statement or Prospectus or (y) any judgment that would not be material to the Company. To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any of their respective directors or officers has been subject to any investigations or proceedings by the Commission.

                  (xxv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) none of the Company or any of the Subsidiaries (1) has issued or granted any securities or interests or rights to acquire capital stock other than in connection with the exercise or conversion of any outstanding options, preferred stock or warrants which are reflected in the Registration Statement and the Prospectus, (2) incurred any material liability or obligation, direct, indirect or contingent, other than liabilities and contingencies which were incurred in the ordinary course of business, (3) entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, (4) entered into any transaction with an affiliate of the Company (as the term "affiliate" is defined in Rule 405 promulgated by the Commission pursuant to the Act), which would otherwise be required to be

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disclosed in the Registration Statement and the Prospectus or (5) declared or paid any dividend on its capital stock or made any other distribution to its equity holders other than the Company or another Subsidiary, (B) there has not been any material change in the capital stock or other equity interests, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries and (C) there has been no change or development with respect to the condition (financial or otherwise), business, properties, assets, rights, operations, management, net worth or results of operations of the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

                  (xxvi) Neither the execution, delivery or performance of this Agreement, the offer, sale or delivery of the Shares, nor the consummation of the other transactions contemplated hereby and by the Registration Statement and the Prospectus (A) requires the consent, approval, authorization or order of or provision by the Company to any court or governmental agency or body applicable to the Company or any Subsidiary, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other approvals as have been obtained, (B) will conflict with, result in a breach or violation of, or constitute a default under the terms of any agreement, contract, indenture, loan agreement, note, lease, deed of trust or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) will conflict with or violate any provision of the charter, bylaws or other organizational documents of the Company or any Subsidiary, (D) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or an acceleration of indebtedness pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, or (E) will conflict with or violate any federal, state, local or foreign law, statute or regulation, or any judgment, order, consent, decree or memorandum of understanding applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries or their respective properties.

                  (xxvii) The Company has not distributed and, prior to the later to occur of the Closing Date or completion of the distribution of the Shares, will not distribute without the prior consent of Jefferies & Company, Inc. ("Jefferies") any offering material in connection with the Offering other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act and the Act Regulations and the use of which has been approved in advance by Jefferies.

                  (xxviii) None of the Company or any Subsidiary nor, to the Company's knowledge, any officer, director, employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary, or received or retained any funds, in violation of any law, rule or regulation, or which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

                  (xxix) The Company (including all predecessors of the Company) and each of the Subsidiaries have filed (or have obtained extensions thereto) all federal, state, local and foreign tax returns that are required to be filed (other than returns with respect to which failure to so file could not be expected to have a Material Adverse Effect), which returns are complete and correct in all material respects, and have paid all taxes shown on such returns and all assessments received by them with respect thereto to the extent that the same have become due, except those taxes that are being contested or protested in good faith by the Company or its Subsidiaries and as to which any reserves required under generally accepted accounting principles have been established; and there is no tax deficiency that has been or, to the knowledge of the Company, could reasonably be expected to be asserted or threatened against the Company or any Subsidiary or any of their respective assets or properties which could reasonably be expected to have a Material Adverse Effect.

                  (xxx) Except for the shares of capital stock or other equity interests of each of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any share of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association, limited liability company, joint venture or other entity other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus.

                  (xxxi) No holder of any security of the Company has the right (other than a right which has been waived or complied with) to have any security owned by such holder included in the Registration Statement and, except as described in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending 12 months after the date of the Prospectus.

                  (xxxii) Neither the Company nor any Subsidiary or their respective officers, directors, employees or agents on behalf of the Company or any Subsidiary have (A) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (2) paid or agreed to pay any person any compensation for soliciting another to purchase any securities of the Company.

                  (xxxiii) As of the date of the Prospectus, neither the Company nor any of the Subsidiaries is currently planning any probable acquisitions for which disclosure of pro forma financial information would be required by the Act or the Act Regulations.

                  (xxxiv) The Shares have been approved for quotation by the Nasdaq National Market upon official notice of issuance.

                  (xxxv) Neither the Company nor any Subsidiary is, and, upon consummation of the Offering contemplated by the Prospectus, the Company will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, and is not subject to registration under such act.

                  (xxxvi) To the Company's knowledge, no officer, director or beneficial owner of 5% or more of the Common Stock of the Company has any affiliation or association with the NASD or any member thereof.

                  (xxxvii) There are no contracts, agreements or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Act Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement as required by the Act Regulations. The contracts so described or otherwise described in the Prospectus or filed as exhibits to the Registration Statement are in full force and effect on the date hereof, and neither the Company or any Subsidiary nor, to the Company's knowledge, any other party is in material breach of or default under any of such contracts. The Company has not received any written notice of such default or breach. The descriptions of such contracts in the Prospectus and the Registration Statement are true summaries thereof and fairly present, in all material respects, the information purported to be summarized. All such agreements to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or a Subsidiary, constitute valid and binding agreements of the Company or a Subsidiary, and are enforceable against the Company or a Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles.

                  (xxxviii) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary (or any partner, affiliate or associate of any of the foregoing persons or entities) on the other hand, which is required to be described in the Prospectus which is not so described.

                  (xxxix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xl) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's, consulting or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any Subsidiary, or any of their respective officers, directors, stockholders, partners, employees or affiliates on behalf of the Company or any Subsidiary that may affect the Underwriter's compensation, as determined by the NASD, other than as described in the Prospectus.

                  (xli) Except as set forth on Schedule 1(a)(xl)(A), the Company has obtained written agreements and delivered such agreements to the Underwriter as of the date hereof ("Lock-Up Agreements") to the effect and in substantially the form attached hereto as Schedule 1(a)(xl)(B) from each of its directors, director nominees, executive officers, each of the stockholders holding over 5% of the Company's outstanding Common Stock, and each of the stockholders listed on Schedule 1(a)(xl)(C).

                  (xlii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xliii) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (xliv) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

                  (xlx) Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

      2. Representations and Warranties of the Selling Stockholders.

            (a) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Company and the Underwriter as of the Representation Date, as follows:

                  (i) Such Selling Stockholder is, or upon the exercise of options or warrants will be, the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has (or upon the exercise of options will have), and on each Closing Date, as applicable, will have, good, valid and clear title to such Shares, free of any and all restrictions on transfer, liens, encumbrances, security interests, equities, claims and other defects whatsoever, except for such restrictions on transfer as do not restrict the sale of the Shares to the Underwriter hereunder.

                  (ii) Such Selling Stockholder has, and on each Closing Date, as applicable, will have, full legal right, power and authority, and all authorizations and approvals required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein.

                  (iii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and is a legal, valid and binding agreement of such Selling Stockholder, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (iv) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, assuming that the Underwriter shall have purchased the Shares for value in good faith and without notice of any adverse claim (within the meaning of the Uniform Commercial Code as adopted in the State of New York), good, valid and clear title to such Shares will pass to the Underwriter, free and clear of all restrictions on transfer, liens, encumbrances, security interests, equities, claims and defects whatsoever.

                  (v) The execution, delivery and performance of this Agreement by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and the consummation by such Selling Stockholder of the transactions contemplated hereby will not (A) require such Selling Stockholder to obtain any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as such may be required under the Act and the Exchange Act or the securities or blue sky laws of the various states or as have been or will be obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, deed of trust, lease, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound, except for such as would not adversely affect such Selling Stockholder's ability to perform its obligations hereunder, or (C) to his or its knowledge, violate or conflict with any applicable federal, state, local or foreign law, statute, rule, regulation or judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                  (vi) The information in the Registration Statement and the Prospectus under the captions "Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on any Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and such Selling Stockholder has agreed to immediately notify the Company, if, at any time during the period when a Prospectus is required by law to be delivered in connection with sales of Common Stock by an Underwriter or a dealer, there is any material change in such information.

                  (vii) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the Offering.

                  (viii) Such Selling Stockholder has duly authorized, executed and delivered a Custody Agreement and Irrevocable Power of Attorney ("Custody Agreement"), which Custody Agreement is a legal, valid and binding agreement of such Selling Stockholder, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by equitable principles (whether enforcement is sought by proceedings in equity or at law); pursuant to the Custody Agreement, such Selling Stockholder has placed in custody with American Stock Transfer & Trust Company, as Custodian (the "Custodian"), for delivery under this Agreement, certificates or securities entitlements in respect of shares held in "street name" representing the Shares to be sold by such Selling Stockholder.

                  (ix) Such Selling Stockholder has duly authorized, executed and delivered to the Custodian a Custody Agreement containing an irrevocable power of attorney (a "Power of Attorney") authorizing and directing the Attorneys-in-Fact designated in the Custody Agreement, or any of them, to effect the sale and delivery of the Shares being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

                  (x) Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriter or counsel of the Underwriter on or after the date hereof shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

      3. Sale and Delivery to the Underwriter; Closing.

            (a) Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from such Selling Stockholder, at a purchase price of $19.65 per share (the "Purchase Price"), the Shares.

            (b) Payment of the purchase price for, and delivery of, the Shares to be purchased by the Underwriter shall be made at the offices of Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriter and the Company at 10:00 A.M., New York City time, on the third (fourth, if the pricing occurred after 4:30 P.M., New York City time, on any given day) business day after the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to such Selling Stockholders by wire transfer and payable in immediately available funds to the order of such Selling Stockholders against delivery to the Underwriter of the Shares.

            (c) The Shares shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days before the Closing Date. The Shares will be made available for examination and packaging by the Underwriter not later than 1:00 P.M., New York City time, on the last business day prior to the Closing Date at such place as is reasonably designated by the Underwriter. If the Underwriter so elects, delivery of the Shares may be made by credit through full FAST transfer to the accounts of The Depository Trust Company designated by the Underwriter.

      4. Covenants of the Company.

            (a) The Company covenants with the Underwriter as follows:

                  (i) The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.

                  (ii) At any time when a Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object.

                  (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations in connection with the Offering of the Shares, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, at the Company's expense, an amendment or supplement which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such time, the Company upon request, but at the expense of the Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of the Act and the Act Regulations. Neither your consent to, nor your delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                  (iv) During such period when a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to the Underwriter or mail to its order copies of the Registration Statement, the Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Underwriter may reasonably request, for the purposes contemplated by the Act.

                  (v) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the Offering and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act as the same may be amended so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus.

                  (vi) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter a consolidated earnings statement or statements of the Company and the Subsidiaries covering a twelve-month period beginning with the first full calendar quarter following the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder (it being understood that such delivery requirements shall be deemed met by the Company's compliance with the Company's reporting requirements pursuant to the Exchange Act and the Exchange Rules and Regulations).

                  (vii) The Company will (A) on or before the Closing Date, deliver to the Underwriter manually signed copies of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, manually signed copies of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriter, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to the Underwriter, (B) as promptly as possible deliver to you and send to the Underwriter, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request and (C) thereafter from time to time during the period in which a prospectus is required by law to be delivered by the Underwriter or any dealer, likewise send to the Underwriter as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Act.

                  (viii) The Company will cooperate with the Underwriter and its counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Underwriter may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

                  (ix) The Company will not, and will not permit any Subsidiary to, at any time, directly or indirectly (A) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares or (B) (1) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (2) pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

                  (x) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                  (xi) Except for options, granted prior to the date hereof, that become exercisable pursuant to their terms as in effect as of the date hereof, the Company will not for a period of 45 days following the date of the Prospectus, without the prior written consent of Jefferies, (A) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend, pledge, hypothecate or otherwise dispose of or transfer or enter into any transaction which is designed, or might reasonably be expected, to result in the disposition of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for or repayable with shares of capital stock of the Company (other than (1) the Shares, (2) shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company which are issued, sold or awarded pursuant to the Company's 1999 Equity Participation Plan as contemplated by and described in the Registration Statement and Prospectus) or (3) pursuant to currently outstanding options or rights (which are described in the Registration Statement and Prospectus), or enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of such capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company whether any such transaction is to be settled by delivery of capital stock, or other securities, in cash or otherwise or (B) file (or participate in the filing of) a registration statement with the Commission in respect of any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for such capital stock (except for a registration statement on Form S-8) or (C) publicly announce any intention to effect any transaction described in clause (A) or clause (B) during the 45 days following the date of the Prospectus, other than the transactions that are specifically permitted by clause (A) and clause (B). In addition, during the 45 days following the date of the Prospectus, the Company will not, without the prior written consent of Jefferies, (x) release any executive officer, director or security holder of the Company from their obligations under any similar agreement with the Company not to sell, transfer or dispose of securities of the Company for the 45-day period following the date of the Prospectus and (y) waive compliance with any prohibitions on trading which may be in effect during such 45-day period under the Company's trading policy as previously provided to the Underwriter and in effect on the date hereof.

                  (xii) The Company shall use its reasonable best efforts to maintain the quotation of the Shares on the Nasdaq National Market while the Shares are outstanding for a period of 365 days following the Closing Date; provided, however, that during the 365-day period, the Company may apply to list the securities on a national securities exchange in lieu of being included for quotation on the Nasdaq National Market.

                  (xiii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

            (b) The Company agrees to use its reasonable best efforts to appoint such number of additional independent directors as may be necessary for the Company to remain in compliance with applicable SEC rules and regulations and the Nasdaq National Market listing standards.

      5. Covenants of the Selling Stockholders.

            (a) Each Selling Stockholder covenants with the Underwriter as follows:

                  (i) Such Selling Stockholder will advise the Underwriter promptly upon such Selling Stockholder obtaining actual knowledge of any event during any period in which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of such Selling Stockholder, would require the making of any change in the Selling Stockholder Information relating to such Selling Stockholder so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (ii) Such Selling Stockholder will pay all federal and other taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder to the Underwriter. The Selling Stockholder will deliver to Jefferies on or prior to the first Closing

Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form in lieu thereof).

            (b) The Shares to be sold by such Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the Underwriter and for the purpose of completing the transaction contemplated by the Agreement; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

                  (c) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      6. Payment of Expenses.

            (a) The Company shall, regardless of whether the Offering contemplated by this Agreement and the Prospectus is consummated, be responsible for and shall pay all costs, fees and expenses incurred in connection with or incident to the proposed Offering, including, without limitation, (A) all expenses incident to the registration of the Shares under the Act, (B) all costs of preparing stock certificates, including printing and engraving costs, (C) all fees and expenses of the registrar and transfer agent of the Shares, (D) all fees and expenses of the Company's counsel, the Company's independent accountants and any other experts retained by or on behalf of the Company in connection with the Offering, (E) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, the Prospectus, including all exhibits and financial statements, and all amendments and supplements provided for herein, including, without limitation, any post-effective amendments, the blue sky memoranda and this Agreement, (F) the filing fees and expenses incurred by the Company or the Underwriter in connection with exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Shares for offer and sale and determination of eligibility for investment under the blue sky or other securities laws of such jurisdictions as the Underwriter may designate, (G) all travel and lodging fees and expenses incurred by or on behalf of officers and representatives of the Company in connection with presentations to prospective purchasers of the Shares, (H) all word processing charges, messenger and duplicating services, facsimile expenses and other customary expenses of the Company related to the proposed Offering, (I) the costs and expenses relating to preparation and delivery to the Underwriter of five closing binders, (J) all applicable listing or other fees relating to the Shares, including, without limitation, the fees relating to quotation of the Common Stock on the Nasdaq National Market and (K) all other costs and expenses incident to the performance by the Company and such Selling Stockholders of their obligations under this Agreement; provided, however, that except as provided in this Section 6 and in Section 11, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel.

            (b) The Company will pay, either directly or by reimbursement, all fees and expenses incident to the performance of such Selling Stockholders' obligations under this Agreement, which are not otherwise specifically provided for herein, including but not limited to the fees and expenses of the Selling Stockholders' counsel and any fees payable to the Custodian, provided, however, that (i) in no event shall such fees and expenses include the underwriting discounts and commissions applicable to such Selling Stockholder's Shares; and
(ii) the provisions of this Section 6(b) shall not affect any agreement which the Company and such Selling Stockholders may make for the allocation or sharing of such expenses and costs.

      7. Conditions of the Underwriter's Obligation.

            The obligations of the Underwriter to purchase the Shares hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained as of the date hereof and on each Closing Date, to the accuracy of the statements of the Company and such Selling Stockholders made in any certificate or certificates pursuant to the provisions hereof as of the date of thereof and on each Closing Date and to the performance by the Company and such Selling Stockholders of their obligations hereunder, and to the following further conditions:

            (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M. (New York time) and at any Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus (including the Prospectus Supplement) shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing or transmittal.

            (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth in or contemplated in the Prospectus, there shall not have occurred (i) any change in or affecting the business (including, without limitation, a change in management or control of the Company), properties, condition (financial or other), or results of operations of the Company or the Subsidiaries, taken as a whole, or adverse change in the capital stock, short-term debt or long-term debt of the Company which, in the good faith judgment of the Underwriter, materially adversely affects the market for the Shares or otherwise makes it impracticable or inadvisable to proceed with the Offering or to purchase the Shares as contemplated by this Agreement or (ii) any material loss or interference with the business or properties of the Company or any of the Subsidiaries from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute, (iii) any development involving any court or legislative or other governmental or administrative action, order or decree, which would have a Material Adverse Effect, if in the judgment of the Underwriter any such development makes it impracticable or inadvisable to proceed with completion of the Offering and the sale of and payment for the Shares, or (iv) any development involving any governmental investigation involving the Company or any Subsidiary if in the judgment of the Underwriter any such development makes it impracticable or inadvisable to proceed with completion of the Offering and the sale and payment for the Shares.

            (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation, investigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers, directors or senior management personnel, before or by any federal, state, local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which such litigation, investigation or proceeding, an unfavorable ruling, decision or finding would result in a Material Adverse Effect or may affect the Company's or such Selling Stockholders' ability to perform their respective obligations under this Agreement.

            (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and by the Registration Statement and Prospectus shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and such Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (e) Snell & Wilmer LLP, shall have furnished to the Underwriter their opinion, reasonably satisfactory in form and substance to counsel for the Underwriter, dated each Closing Date and substantially to the effect as set forth in Exhibit A hereto.

            (f) Debevoise & Plimpton LLP, counsel for the Selling Stockholders other than Barry R. Barkley, shall have furnished to the Underwriter its opinion, reasonably satisfactory in form and substance to counsel for the Underwriter, dated each Closing Date and substantially to the effect as set forth in Exhibit B-1 hereto; Snell & Wilmer LLP, counsel for Barry R. Barkley, shall have furnished to the Underwriter its opinion, reasonably satisfactory in form and substance to counsel for the Underwriter, dated each Closing Date and substantially to the effect as set forth in Exhibit B-2 hereto;

            (g) Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to the Underwriter an opinion with respect to such matters as may be reasonably requested by the Underwriter, dated each Closing Date.

            (h) The following conditions contained in clauses (A) through (C) of this Section 7(h) shall have been satisfied on and as of each Closing Date and the Company shall have furnished to the Underwriter and the Selling Stockholders a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated such Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus and this Agreement and that:

                  (A) the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date, with the same effect as if made on such Closing Date; and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to such Closing Date;

                  (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and

                  (C) since the date of the most recent financial statements included in the Prospectus, there has been no change, with respect to the business, financial condition or results of operations of the Company or the Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

            (i) There shall have been furnished to the Underwriter a certificate or certificates dated as of such Closing Date and addressed to the Underwriter, signed by each of the Selling Stockholders or any of such Selling Stockholder's Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to such Closing Date.

            (j) At the Effective Date, and at each Closing Date, the Underwriter shall have received from BDO Seidman, LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the respective dates set forth above stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and finding of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings. The letter from BDO Seidman, LLP shall also confirm they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission. At the Effective Date, and at each Closing Date, the Underwriter shall have received from BDO Seidman, LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the respective dates set forth above stating, as of the date thereof, certain agreed upon procedures that such firm has performed in connection with specified disclosures in the Prospectus.

            (k) The Nasdaq National Market has approved the Shares for inclusion, subject to official notice of issuance and evidence of satisfactory distribution.

            (l) At each Closing Date, counsel for the Underwriter shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the Offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

            (m) The Underwriter shall have received the Lock-Up Agreements referenced in Section 1(a)(xli).

      8. Indemnification and Contribution.

            (a) The Company agrees to indemnify, defend and hold harmless, the Underwriter, each Selling Stockholder, the directors, officers, employees and agents of the Underwriter and each Selling Stockholder and each person who controls the Underwriter or any Selling Stockholder within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, to the fullest extent lawful from and against any losses, expenses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), which, jointly or severally, any of them may become subject under the Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, at common law or otherwise insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus, or in any amendment thereof or supplement thereto, or (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon information furnished by the Company in writing filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state (with respect to (A), (B) or (C) above) therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter's Information; provided further, that the Company will not be liable to any Selling Stockholder to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder; and, provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Prospectus, the indemnity contained in this Section 8(a) shall not inure to the benefit any such indemnified Selling Stockholder or Underwriter or its respective officers, employees, directors, agents and control persons, and the Company shall not be liable to any such indemnified Selling Stockholder or Underwriter or their respective officers, employees, directors, agents, and control persons, from whom the person asserting any such losses, claims, expense, damage, or liabilities purchased the Shares concerned, to the extent that any such loss, claim, expense, damage or liability of such indemnified Selling Stockholder or Underwriter or their respective officers, employees, directors, agents and control persons results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such the Prospectus was corrected in the Prospectus and the Company had previously furnished copies thereof to such indemnified Underwriter on a timely basis to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

            (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the fullest extent lawful from and against any losses, expenses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), which, jointly or severally, any of them may become subject under the Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, at common law or otherwise, as such expenses are incurred, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Selling Stockholder Information that relates to such Selling Stockholder, or (B) in any Application executed by such Selling Stockholder for that purpose or based upon information furnished in writing by such Selling Stockholder specifically for inclusion in any Application, or (ii) the omission or alleged omission to state therein with respect to either (A) or (B) a material fact required to be stated therein or necessary to make the statements relating to such Selling Stockholder therein not misleading; provided, however, that such Selling Stockholder will not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter's Information; and, provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Prospectus, the indemnity contained in this
Section 8(b) shall not inure to the benefit any such indemnified Underwriter or its respective officers, employees, directors, agents and control persons, and such Selling Stockholders shall not be liable to any such indemnified Underwriter or its respective officers, employees, directors, agents, and control persons, from whom the person asserting any such losses, claims, expense, damage, or liabilities purchased the Shares concerned, to the extent that any such loss, claim, expense, damage or liability of such indemnified Underwriter or its respective officers, employees, directors, agents and control persons results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus was corrected in the Prospectus and the Company had previously furnished copies thereof to such indemnified Underwriter on a timely basis to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The Underwriter and the Company agree that the only information provided in writing by or on behalf of such Selling Stockholders expressly for use in the Registration Statement is that information contained in the sections of the Prospectus entitled "Selling Stockholders." The foregoing indemnity agreement shall be in addition to any liability that such Selling Stockholders may otherwise have.

            (c) The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer who signs the Registration Statement, and each Selling Stockholder, to the same extent as the foregoing indemnities from the Company and each Selling Stockholder to the Underwriter, the directors, officers, employees, and agents of the Underwriter and any person controlling the Underwriter, but only insofar as such loss, expense, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance on or in conformity with the Underwriter's Information. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

            (d) If any action is brought against an indemnified party under this
Section 8, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability which it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ separate counsel (including local counsel) in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, or (iii) the defendants in any such action include both the indemnified party and the indemnifying party and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest that would make it inappropriate for the same counsel to represent both of them (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided that the indemnifying party shall only be responsible for the reasonable fees and expenses of one firm of attorneys together with appropriate local counsel for the indemnified party or parties hereunder. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent involves only the payment of monetary damages and includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a), (b) or (c) of this
Section 8 or is insufficient to hold harmless a party indemnified thereunder, in respect of any losses, expenses, claims, damages or liabilities referred to therein, then each applicable indemnifying party shall contribute to the amount paid in settlement of any action, suit or proceeding or any claims asserted, but after deducting any contribution received by an applicable indemnified party from persons who may also be liable for contribution, including persons who control the indemnified party within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, in such proportion as is appropriate to reflect the relative benefits received by the Company or such Selling Stockholders on the one hand, and the Underwriter on the other hand, from the Offering or, if, but only if, such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company or such Selling Stockholders on the one hand, and the Underwriter on the other hand, in connection with the statements or alleged statements or omissions or alleged omissions which resulted in such losses, expenses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or such Selling Stockholders on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of underwriting discounts but before deducting expenses) received by the Company and such Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or such Selling Stockholders on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Stockholders or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, claims and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The Company, such Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(e), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount received by it by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) The Company and such Selling Stockholders may agree, as between themselves and without limiting the rights of the Underwriter under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

            (g) The liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate net sales price for the Shares sold by such Selling Stockholder to the Underwriter.

      9. Survival. The respective indemnity and contribution agreements contained in Section 8 hereof and the covenants, warranties and other representations of the Company and such Selling Stockholders contained in this Agreement or contained in certificates of officers of the Company or such Selling Stockholders submitted pursuant hereto, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, or any of its respective officers, employees, directors, stockholders or persons who control the Underwriter within the meaning of Section 15 of the Act, or by or on behalf of the Company or any of its directors, officers, employees or any person who controls the Company within the meaning of Section 15 of the Act or any Selling Stockholder or any controlling persons thereof, and shall survive delivery of and payment for the Shares.

      10. Termination of Agreement.

            (a) The Underwriter may terminate this Agreement, by written notice to the Company and the Attorneys-in-Fact for such Selling Stockholders prior to the Closing Date (i) if there shall occur any failure, refusal or inability of the Company or any Selling Stockholder to satisfy any of the conditions contained in Section 7 hereof or (ii) if, since the date of this Agreement and prior to the Closing Date, (A) there has occurred any material adverse change in the financial markets of the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or any other insurrection or armed conflict or declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus, (B) trading in any of the securities of the Company has been suspended by the Commission, or trading generally on the New York Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority or (C) a banking moratorium has been declared by any of the federal or New York authorities.

            (b) If this Agreement is terminated pursuant to this Section 10 or any other provision of this Agreement, such termination shall be without liability of any party to any other party except the provisions of Sections 6, 8 and 10(c) shall remain in full force and effect.

            (c) Notwithstanding any other provisions hereof, (i) if this Agreement shall be terminated by the Underwriter under Section 10, the Company will bear and pay the expenses to be paid by the Company pursuant to Section 6 hereof and (ii) if this Agreement shall be terminated by the Underwriter under
Section 10(a)(i), in addition to its obligations pursuant to Section 8 and
Section 10(c)(i) hereof, the Company will reimburse the reasonable out-of-pocket expenses of the Underwriter (including reasonable fees and disbursements of counsel for the Underwriter) incurred in connection with this Agreement and the proposed purchase and

Offering of the Shares, and promptly upon demand the Company will pay such amounts to the Underwriter.

      11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by facsimile or telegraphed and confirmed. Notices to the Underwriter shall be directed to Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York, 10022, attention of General Counsel, with a copy to Latham & Watkins LLP, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, attention of Charles K. Ruck, Esq.; notices to the Company, any Selling Stockholders and the Attorneys-in-Fact shall be directed to Encore Capital Group, Inc., 5775 Roscoe Court, San Diego, California 92123, attention of Robin Pruitt, with a copies to Snell & Wilmer LLP, One Arizona Center, Phoenix, Arizona 85004, attention of Steve D. Pidgeon, Esq. and Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, attention of Steven Ostner.

      12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholders and their respective successors and legal representatives and controlling persons and officers, employees, directors and stockholders referred to in Sections 8 and 9 and their respective heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriter, the Company, such Selling Stockholders and their respective successors and legal representatives and the controlling persons and officers, employees, directors and stockholders referred to in Sections 8 and 9 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, such Selling Stockholders and their respective successors and legal representatives, and said controlling persons, stockholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

      13. Construction; Choice of Law. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Agreement and any issue arising out of or relating to the parties' relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof.

      14. Jurisdiction and Venue. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York in the County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of New York.

      15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      17. General. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by or on behalf of the Company, the Selling Stockholders and the Underwriter.

                  [Remainder of page intentionally left blank]

                                    * * * * *

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholders in accordance with its terms.

                             Very truly yours,

                             ENCORE CAPITAL GROUP, INC.

                             By: /s/ Carl C. Gregory, III
                                 ------------------------------
                                 Name: Carl C. Gregory, III
                                 Title: Chief Executive Officer

                             SELLING STOCKHOLDERS OTHER THAN BARRY R. BARKLEY

                             By: /s/ Brian L. Schorr
                                 -----------------------------------------------
                                 Name: Brian L. Schorr
                                 Title: Attorney-in-Fact for all Selling
                                        Stockholders Other Than Barry R. Barkley

                             BARRY R. BARKLEY

                             By: /s/ Robin R. Pruitt
                                 --------------------------------------------
                                 Name: Robin R. Pruitt
                                 Title: Attorney-in-Fact for Barry R. Barkley

CONFIRMED AND ACCEPTED,
as of the date first above written:

JEFFERIES & COMPANY, INC.

By: /s/ Michael Bauer
    ------------------------
    Name: Michael Bauer
    Title: Managing Director

                                   SCHEDULE I

                              SELLING STOCKHOLDERS

                                                                NUMBER OF SHARES TO BE
                  NAME                                                     SOLD
------------------------------------------                      ----------------------
1.  C.P. International Investments Limited                             1,200,000
2.  Nelson Peltz Children's Trust                                        581,310
3.  Peltz Family Limited Partnership                                         964
4.  Madison West Associates Corp.                                        604,790
5.  Robert Michael Whyte                                                 200,000
6.  Jonathan P. May 1998 Trust                                           145,569
7.  Leslie A. May 1998 Trust                                             145,569
8.  Barry R. Barkley                                                      50,000
9.  Edward P. Garden                                                      57,385
10. Eric. D. Kogan                                                        98,987

Total                                                                  3,084,574
                                                                      ----------